Exhibit 5.1

Squire Patton Boggs (US) LLP 1230 Peachtree Street, NE Suite 1700 Atlanta, GA 30309 O +1 678 272 3200 squirepattonboggs.com

June 3, 2020

United Community Banks, Inc.

125 Highway 515 East

Blairsville, Georgia 30512

Ladies and Gentlemen:

We have acted as counsel to United Community Banks, Inc., a Georgia corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Company’s Registration Statement on Form S-3 (File No. 333-224367) (the “Original Registration Statement,” as amended by the Post-Effective Amendment, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of its (i) shares of common stock, $1.00 par value per share (“Common Stock”), (ii) shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities (collectively, the “Preferred Stock”), (iii) depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the “Depositary Shares”), (iv) debt securities, in one or more series, which may be senior, senior subordinated or subordinated and may be convertible into or exchangeable for Common Stock or Preferred Stock (collectively, “Debt Securities”), (v) warrants to purchase Common Stock or Preferred Stock (“Warrants”), and (vi) any combination of the foregoing securities. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants are collectively referred to as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any supplements thereto.

The Depositary Shares may be issued under one or more preferred stock deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the preferred stock depositary to be named therein (the “Depositary”), the Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the forms attached as Exhibits 4.2 and 4.3 to the Original Registration Statement, as such indentures may be supplemented from time to time (collectively, the “Indenture”). The Warrants may be issued pursuant to a warrant agreement (the terms and conditions of which will be set forth in a prospectus supplement relating to an issuance of Warrants), between the Company and a financial institution to be identified therein as warrant agent (the “Warrant Agent”), as such warrant agreement may be supplemented from time to time (collectively, the “Warrant Agreement”).

United Community Banks, Inc.	Squire Patton Boggs (US) LLP
June 3, 2020

We have examined such documents, including the resolutions of the Board of Directors of the Company (the “Board of Directors”), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In such examination and in rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the accuracy and completeness of all documents submitted to us, and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal competency and capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.

Based on the foregoing, we are of the opinion that:

1.       The Company has the authority pursuant to its Amended and Restated Articles of Incorporation (“Articles”) to issue up to an aggregate of 150,000,000 shares of Common Stock. When (i) the Board of Directors has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 150,000,000 shares), and (ii) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the prospectus and the related prospectus supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.       The Company has the authority pursuant to the Articles to issue up to an aggregate of 10,000,000 shares of Preferred Stock. When (i) a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, (ii) when the Board of Directors has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 10,000,000 shares), and (iii) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the prospectus and the related prospectus supplement(s) and by such resolutions, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.       When (i) the Indenture has been duly executed and delivered by the Company and the Trustee, (ii) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the prospectus and the related prospectus supplement(s), will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

United Community Banks, Inc.	Squire Patton Boggs (US) LLP
June 3, 2020

4.       When (i) the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company, (ii) the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement, and (iii) such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Preferred Stock.

5.       When (i) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants have been established in accordance with the Warrant Agreement (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the prospectus and the related prospectus supplement(s), the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above in paragraphs are subject to the following qualifications and exceptions:

(a)       Our opinions in paragraphs 3, 4 and 5 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law) and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

(b)       In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, all board authorizations related to the issuance of such Series will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

United Community Banks, Inc.	Squire Patton Boggs (US) LLP
June 3, 2020

Our opinions expressed above are limited to the laws of the State of New York, the laws of the State of Georgia and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus included therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP